UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) As described in the Registrant’s Current Report on Form 8-K dated October 18, 2004 and filed with the Securities and Exchange Commission on October 22, 2004, the Registrant’s Audit Committee directed the Registrant’s Chief Financial Officer to investigate the matter involving approximately $1.3 million of product that was returned to one of the Registrant’s distributors (the “Distributor”) by the Distributor’s customers and report the findings to the Audit Committee. As a result of such investigation, on January 25, 2005 the Registrant’s Audit Committee concluded that the Registrant should restate certain financial information that was previously reported in the Company’s Form 10-Q for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission on August 6, 2004 (the “June 2004 Form 10-Q”) to properly reflect its revenue and related financial information for the referenced periods (the “Restatement”). Accordingly, the Consolidated Statement of Operations for the three months and six months ended June 30, 2004 and the Consolidated Balance Sheet as of June 30, 2004 included in the June 2004 Form 10-Q should no longer be relied upon.

Based upon the investigation, the Audit Committee concluded that approximately $1.4 million of a sale of the Registrant’s product to the Distributor did not meet the appropriate revenue recognition criteria because a former employee of the Registrant had agreed that the Distributor could return the product at the Distributor’s discretion, which forms the basis of the Restatement. This former employee had on this occasion agreed to a term of sale that was outside of the Registrant’s standard practices. This term of sale was not referenced in the documentation related to the sale submitted to the Registrant’s finance department.

The Audit Committee has discussed the Restatement with the registrant’s independent accountant.

The Registrant issued a press release discussing the Restatement on January 28, 2005. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 28, 2005, entitled “Tripath Technology Inc. to Restate Financial Information for the Quarter Ended June 30, 2004”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Clarke Seniff
Clarke Seniff Chief Financial Officer

Date: January 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 28, 2005, entitled “Tripath Technology Inc. to Restate Financial Information for the Quarter Ended June 30, 2004”